Exhibit 99.1

Sam Fuller, CFO; Stacey Dwyer, EVP

1901 Ascension Blvd., Suite 100, Arlington, TX 76006

817-856-8200

April 16, 2003

D.R. HORTON, INC. REPORTS A 44% INCREASE IN NET INCOME FOR THE SECOND QUARTER AND AN  ALL-TIME RECORD $3.5 BILLION BACKLOG

Quarter Highlights

•	Net income increased 44% to $127.8 million

•	Net sales orders increased 33% to $2.4 billion (10,548 homes)

•	“Same store” net sales orders increased 19% to $2.2 billion (9,777 homes)

•	Sales backlog increased 32% to an all-time record of $3.5 billion (15,095 homes)

•	Diluted earnings per share increased 34% to $0.86

•	Homes closed increased 19% to 7,888 homes

•	Stockholders’ equity exceeded $2.4 billion

•	Homebuilding debt to total capitalization (net of cash) improved 450 basis points to 51.3% from 55.8% a year ago

•	The Company repurchased approximately 1.7 million shares in March 2003

ARLINGTON, TEXAS – D.R. Horton, Inc. (NYSE:DHI) Wednesday (April 16, 2003) reported that net income for the quarter ended March 31, 2003 increased 44% to $127.8 million ($0.86 per diluted share), from $88.9 million ($0.64 per diluted share) in the same quarter of fiscal 2002. Second quarter consolidated revenue increased 19% to $1.9 billion, from $1.6 billion in fiscal 2002. Homes closed increased 19% to 7,888 homes from 6,639 homes in the year ago quarter.

For the six months ended March 31, 2003, net income increased 48% to $239.7 million ($1.62 per diluted share), compared to $162.4 million ($1.26 per diluted share) for the same period of fiscal 2002. Consolidated revenue for the six months increased 32% to $3.7 billion, from $2.8 billion for the same period of fiscal 2002. Homebuilding revenue for the six months also increased 32% to $3.6 billion (15,402 homes closed), compared to $2.7 billion (12,330 homes closed) for the same period of fiscal 2002.

As previously reported, net sales orders for the second quarter established an all-time quarterly record of $2.4 billion (10,548 homes), an increase of 33% compared to $1.8 billion (8,617 homes) for the same quarter of fiscal 2002. Net sales orders for the first six months of fiscal 2003 increased 45% to $4.1 billion (17,800 homes), compared to $2.9 billion (13,761 homes) for the same period of fiscal 2002. The Company’s sales backlog at March 31, 2003 established an all-time company record totaling $3.5 billion (15,095 homes), up 32% from $2.7 billion (12,398 homes) at March 31, 2002.

The Company is raising earnings per share guidance for the fiscal year ended September 30, 2003 to the range of $3.60 to $3.65. The Company expects that the balance of the fiscal year 2003 earnings will be realized approximately 45% in our third quarter and 55% in our fourth quarter.

The Company will host a conference call Thursday, April 17th at 11:00 a.m. EDT. The dial-in number is 800-374-9096. The call will also be webcast from www.drhorton.com on the “Investor Relations” page.

Donald R. Horton, Chairman of the Board, said, “It has been an exciting quarter for the Company. The Company continues to experience strong sales demand as evidenced by the 33% sales increase in the second quarter, which contributed to an all-time record backlog of $3.5 billion. Our record earnings for the first half of this fiscal year, combined with our record backlog, ensure that fiscal year 2003 will be our 26th consecutive year of increased growth and profitability.”

Founded in 1978, D.R. Horton, Inc. is engaged in the construction and sale of high quality homes designed principally for the entry-level and first time move-up markets. D.R. Horton currently builds and sells homes under the D.R. Horton, Arappco, Cambridge, Continental, Dietz-Crane, Dobson, Emerald, Melody, Milburn, Schuler, SGS Communities, Stafford, Torrey, Trimark, and Western Pacific names in 20 states and 44 markets, with a geographic presence in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release relate to our earnings per share guidance for 2003, when we expect the balance of our earnings to be realized, continued strong sales demand and our expectation of another consecutive year of growth and profitability in 2003 based on our record earnings and record backlog position. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; governmental regulations and environmental matters; the Company’s substantial leverage; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to integrate its acquisitions and successfully effect the cost savings, operating efficiencies and revenue enhancements that are believed available and otherwise to successfully effect its other growth strategies. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.DRHORTON.com

D.R. HORTON, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three months ended March 31,		Six months ended March 31,
	2002	2003	2002	2003
	(In millions, except per share amounts)
Homebuilding:
Revenues
Home sales	$1,534.4	$1,777.8	$2,660.1	$3,444.3
Land/lot sales	41.8	91.0	51.1	131.2

	1,576.2	1,868.8	2,711.2	3,575.5

Cost of sales
Home sales	1,258.8	1,419.5	2,157.8	2,753.3
Land/lot sales	36.2	76.9	44.1	111.7

	1,295.0	1,496.4	2,201.9	2,865.0

Gross profit
Home sales	275.6	358.3	502.3	691.0
Land/lot sales	5.6	14.1	7.0	19.5

	281.2	372.4	509.3	710.5

Selling, general and administrative expense	149.5	187.3	267.9	366.5
Interest expense	2.6	—	3.8	0.3
Other expense (income)	(2.4)	(0.1)	0.1	(0.3)

Operating income from homebuilding	131.5	185.2	237.5	344.0

Financial services:
Revenues	23.9	39.7	48.8	78.0
Selling, general and administrative expense	14.9	22.2	30.0	44.3
Interest expense	1.0	1.5	2.3	3.5
Other (income)	(2.8)	(5.0)	(5.8)	(10.9)

Operating income from financial services	10.8	21.0	22.3	41.1

Income before income taxes	142.3	206.2	259.8	385.1
Provision for income taxes	53.4	78.4	97.4	145.4

Net income	$88.9	$127.8	$162.4	$239.7

Amounts per share—basic:
Net income	$0.69	$0.87	$1.33	$1.64

Weighted average number of common shares	128.9	146.3	122.1	146.4

Amounts per share—diluted:
Net income	$0.64	$0.86	$1.26	$1.62

Weighted average number of common shares	$141.5	$148.2	$129.4	$148.4

Other Consolidated Financial Data
Interest amortized to home and land/lot cost of sales	$29.4	$49.7	$51.7	$89.2

Depreciation and amortization	$5.7	$9.8	$11.0	$18.8

Interest incurred	$47.5	$61.7	$85.6	$120.5

4

D.R. HORTON, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2002	March 31, 2003
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$176.3	$161.1
Inventories	4,201.1	4,736.2
Property and equipment (net)	68.5	77.0
Other assets	358.9	371.9
Excess of cost over net assets acquired	564.0	581.2

	5,368.8	5,927.4

Financial services:
Cash and cash equivalents	13.5	26.3
Mortgage loans held for sale	202.3	424.7
Other assets	12.1	20.5

	227.9	471.5

	$5,596.7	$6,398.9

LIABILITIES
Homebuilding:
Accounts payable and other liabilities	$630.0	$803.5
Notes payable	2,748.2	2,763.3

	3,378.2	3,566.8

Financial services:
Accounts payable and other liabilities	9.7	14.5
Notes payable	148.2	325.6

	157.9	340.1

	3,536.1	3,906.9

Minority interests	21.9	26.0

STOCKHOLDERS' EQUITY
Common stock	1.5	1.5
Additional capital	1,346.2	1,353.5
Unearned compensation	(7.5)	(3.3)
Retained earnings	698.5	1,143.8
Treasury stock	—	(29.5)

	2,038.7	2,466.0

	$5,596.7	$6,398.9

D.R. HORTON, INC.

($'s in millions)

Net Sales Orders

	Three Months Ended March 31,				Six Months Ended March 31,
	2002		2003		2002		2003
	Units	$'s	Units	$'s	Units	$'s	Units	$'s
Mid-Atlantic	883	$182.6	993	$215.1	1,511	$310.7	1,714	$361.0
Midwest	463	117.4	522	140.7	851	214.3	951	247.6
Southeast	969	158.4	1,152	215.5	1,704	276.7	2,101	385.4
Southwest	3,685	613.9	4,473	740.2	6,017	993.2	7,244	1,209.1
West	2,617	761.1	3,408	1,128.0	3,678	1,060.0	5,790	1,934.9

	8,617	$1,833.4	10,548	$2,439.5	13,761	$2,854.9	17,800	$4,138.0

Homes Closed

	Three Months Ended March 31,				Six Months Ended March 31,
	2002		2003		2002		2003
	Units	$'s	Units	$'s	Units	$'s	Units	$'s
Mid-Atlantic	633	$138.6	743	$154.5	1,228	$263.7	1,408	$288.7
Midwest	388	95.4	441	107.6	851	214.1	867	217.1
Southeast	790	135.7	979	167.7	1,678	290.6	1,926	325.0
Southwest	2,338	403.9	3,277	552.3	4,909	836.5	6,357	1,070.2
West	2,490	760.8	2,448	795.7	3,664	1,055.2	4,844	1,543.3

	6,639	$1,534.4	7,888	$1,777.8	12,330	$2,660.1	15,402	$3,444.3

Sales Backlog

	As of March 31,
	2002		2003
	Units	$'s	Units	$'s
Mid-Atlantic	1,105	$237.4	1,559	$337.2
Midwest	918	263.0	1,000	269.0
Southeast	1,490	239.6	1,844	335.1
Southwest	5,410	910.2	6,073	1,026.6
West	3,475	1,013.5	4,619	1,551.0

	12,398	$2,663.7	15,095	$3,518.9

WEBSITE ADDRESS: www.DRHORTON.com